UNLESS THIS GLOBAL SECURITY (AS DEFINED IN THE INDENTURE
REFERRED TO HEREIN) IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), TO THE ISSUER (AS DEFINED HEREIN) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE TO BE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY AMOUNT PAYABLE THEREUNDER IS MADE PAYABLE TO CEDE & CO. OR TO SUCH OTHER NAME, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

	UNLESS AND UNTIL THIS GLOBAL SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR
DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

                    RALSTON PURINA COMPANY

            7-3/4% Debenture Due October 1, 2015

No. A-1                                  									CUSIP 751277AU8


	Ralston Purina Company, a Missouri corporation (the "Issuer"), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $175,000,000 (One Hundred and Seventy Five Million Dollars) on October 1, 2015, and to pay interest, semiannually in arrears on April 1 and October 1 of each year, commencing April 1, 1996, on said principal sum at the office or agency of the Issuer in Chicago, Illinois, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, at the rate per annum specified in the title of this Debenture, from the April 1 or the October 1, as the case may be, next preceding the date of this Debenture to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Debenture, or unless no interest has been paid on these Debentures, in which case from October 1, 1995, until payment of said principal sum has been made or duly provided for; provided, that payment of interest may be made at the option of the Issuer by check mailed to the address of the person entitled thereto as such address shall appear on the Security register. Notwithstanding the foregoing, if the date hereof is after the fifteenth day of March or September, as the case may be, and before the following April 1 or October 1, this Debenture shall bear interest due from such April 1 or October 1; provided, that if the Issuer shall default in the payment of interest due on such April 1 or October 1, then this Debenture shall bear interest from the next preceding April 1 or October 1 to which interest has been paid or, if no interest has been paid on these Debentures, from October 1, 1995. The interest so payable on any April 1 or October 1 will, subject to certain exceptions provided in the Indenture, be paid to the person in whose name this Debenture is registered at the close of business on the March 15 or September 15, as the case may be, next preceding such April 1 or October 1.

	This Debenture is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the issuer (hereinafter called the "Securities" or "Debentures") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of May 26, 1995 (herein called the "Indenture"), duly executed and delivered by the Issuer to The First National Bank of Chicago, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Debenture is one of a series designated as the 7-3/4% Debentures due October 1, 2015 of the Issuer, limited in aggregate principal amount to $175,000,000.

	The Securities are not redeemable at the option of the Issuer prior to maturity and are not subject to any sinking fund.

	In case an Event of Default with respect to the 7-3/4% Debentures due October 1, 2015, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

	The Securities are subject to the provisions of the Indenture relating to defeasance of the entire indebtedness represented by the Securities.

	The Indenture contains provisions permitting the Issuer when authorized by a resolution of its Board of Directors, and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding (as defined in the Indenture) of all series to be affected (treated as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, that no such supplemental indenture shall, without the consent of the Holder of each Security affected (i) change the final maturity of the principal of, or installment of interest, if any, on any Security, or reduce the principal amount thereof or the interest thereon or any amount payable upon redemption thereof, or change the maturity of or reduce the amount of any payment to be made with respect to any Coupon, or change the currency or currencies in which the principal of or interest on such Security is denominated or payable, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof, or adversely affect the right of repayment or repurchase, if any, at the option of the Holder, or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions for any Security, or impair the right to institute suit for the enforcement of any payment on or after the maturity thereof (or, in the case of redemption, on or after the redemption date); or (ii) reduce the percentage in principal amount of the outstanding Securities or any series, the consent of the Holders of which is required for any supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences provided for in the Indenture. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (each such series voting as a separate class)(or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of, or interest on any of the Securities or to the payment of any sinking fund installment. Any such consent or waiver by the Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and any Debentures which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

	No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Debenture in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

	The Debentures are issuable in registered form without coupons in denominations of $1,000 or any whole multiple of $1,000 at the office or agency; of the Issuer in Chicago, Illinois and in the manner and subject to the limitations provided in the Indenture but without the payment of any service charge, Debentures may be exchanged for a like aggregate principal amount of Debentures or other authorized denominations.

	Upon due presentment for registration of transfer of this Debenture at the office or agency of the Issuer in Chicago, Illinois, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

	The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

	No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

	The Indenture with respect to any series will be discharged and cancelled except for certain Sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities of such series or upon the deposit with the Trustee of funds sufficient for such payment in accordance with Article Ten of the Indenture.

	Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.



	This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to herein.

	IN WITNESS WHEREOF, Ralston Purina Company has caused this instrument to be signed by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

	Dated:  October 1, 1995
						RALSTON PURINA COMPANY


						By:_______________________________
							J. R. Elsesser
							Vice President and Chief
							Financial Officer



						By:_______________________________
							J. M. Neville
							Vice President, General Counsel
       and	Secretary


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

	This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated: ______________________


			 The First National Bank
    of Chicago, as Trustee



	By:_____________________________
					   Authorized Officer




	FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to


INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF
ASSIGNEE

 _______________________________
/______________________________/
___________________________________________

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

_________________________________________________________________
_________________________________________________________________

the within Debenture of Ralston Purina Company, and all rights thereunder, and irrevocably constitutes and appoints

_________________________________________________________________
to transfer said Debenture on the books of the within-named
Company, with full power of substitution in the premises.


Dated: _____________________


	___________________________________
	The signature to this assignment
 must correspond with the name as
 written upon the face of the Security
 in every particular without alteration
 or enlargement, or any change whatsoever.




Signature guaranteed: __________________________

Notice: The signature to this Transfer Notice must be guaranteed by a member of the Securities Transfer Agent Medallion Program.